                          AMENDMENT NO. 8 TO LEASE


THIS AMENDMENT made this 23rd day of SEPTEMBER, 1998, between PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, F/K/A PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, as Landlord, and CIMA LABS, INC., A DELAWARE CORPORATION, as Tenant.


                                W I T N E S S E T H


WHEREAS, by the Lease Agreement dated JULY 2, 1987, Landlord leased to Tenant the premises located at 7325 ASPEN LANE NORTH, BROOKLYN PARK, MINNESOTA, as more particularly described in the Lease, herein called the Leased Premises; and

WHEREAS, Landlord and Tenant amended the Lease (Amendment #1) on the 29th day of July, 1987; and

WHEREAS, Landlord and Tenant amended the Lease (Amendment #2) on the 1st day of September, 1987; and

WHEREAS, Landlord and Tenant amended the Lease (Amendment #3) on the 12th day of May, 1988; and,

WHEREAS, Landlord and Tenant amended the Lease (Amendment #4) on the 25th day of July, 1998; and,

WHEREAS, Landlord and Tenant amended the Lease (Amendment #5) on the 22nd day of November, 1989; and,

WHEREAS, Landlord and Tenant amended the Lease (Amendment #6) on the 22nd day of November, 1991; and,

WHEREAS, Landlord and Tenant amended the Lease (Amendment #7) on the 21st day of August, 1995; and,

WHEREAS, Landlord and Tenant desire to amend the Lease as provided below.

NOW THEREFORE, Landlord and Tenant agrees as follows:

1. The term of the Lease shall be extended for three (3) years, commencing October 1, 1998, and expiring on September 30, 2001.

2. Commencing October 1, 1998 and continuing through September 30, 2001, Tenant shall pay the following Base Rent for Tenant's Premises:

                                                    Annual         Monthly
                                                    ------         -------
     October 1, 1998 - September 30, 2001         $151,392.00     $12,616.00

     In addition, Tenant shall pay its pro-rata share of Operating Expenses which are estimated to be $2.85 per square foot ($7,600.00 per month) in 1998.

3. Section 3G of the Lease is hereby deleted in its entirety and replaced with the following:

     Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, such holding over constitutes a month-to-month tenancy, upon the terms and conditions set forth in this Lease provided, however, that the monthly Rent shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to one and one half (1.5) times the Rent being paid monthly to Landlord under this Lease. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenant, or obligations herein on Tenant's part to be performed.


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

Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant respectively have duly signed and sealed these presents as of the day and year first above written.

TENANT:                                 LANDLORD:
CIMA LABS INC.                          Principal Life Insurance Company,
a Delaware corporation                  an Iowa corporation


By:________________________________     By:__________________________________

Its:_______________________________     Its:_________________________________

Date:______________________________     Date:________________________________


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